Exhibit 10.2

DATED 20 AUGUST 2026

BETWEEN

TREASURE GLOBAL INC

(Registration No. 790821)

(“Seller”)

AND

HUNG DAT GROUP TRADE LIMITED

(Company Registration No. 2307409)

(“Purchaser”)

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on the date as stipulated in Section 1 of the First Schedule (“Effective Date”).

BETWEEN

The party whose name and particulars as described in Section 2 of the First Schedule (“Seller”) of the one part;

AND

The party whose name and particulars as described in Section 3 of the First Schedule (“Purchaser”) of the other part.

The Seller and the Purchaser are hereinafter collectively referred to as the “Parties” and each individually as a “Party”

RECITALS:

(A)	The Seller is the beneficiary of 700,000 of ordinary shares in Reveillon Group Limited (Registration No.2141981) a company incorporated under the laws of British Virgin Islands and having its registered office at Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110 (“Escrow Shares”), which Escrow Shares are currently held by the escrow agent as stipulated in Section 4 of the First Schedule (the “Escrow Agent”) pursuant to an escrow agreement dated as specified in Section 5 of the First Schedule (“Escrow Agreement”), pending the realization of the Escrow Shares in accordance with the terms thereof.

(B)	The Seller is desirous of sell, assign, and transfer to the Purchaser all of the Seller’s right, title, and interest in and to the Escrow Shares, and the Purchaser is desirous of purchase and accept the same, upon the terms and conditions contained herein.

(C)	The Purchaser has agreed to acquire the said Escrow Shares on a without recourse basis and to assume all risks associated therewith, including without limitation the risk of realization shortfall.

NOW IT IS HEREBY AGREED by and between the Parties as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

Business Day	means a day other than Saturday, Sunday or Public Holiday on which commercial banks are open for general business in Selangor, Malaysia
Completion	means the completion of the sale and purchase of the Sale Interest in accordance with Clause 4
Completion Date	means the date on which the first Milestone Payment is made

Confidential Information	refers to all information and data which is communicated or released to one party (“Disclosing Party”) to the other party (“Receiving Party”) in connection with or arising out of this Agreement, comprising of but not limited to the terms and conditions of this Agreement and any other information of whatever kind (whether commercial, technical, financial, operational or otherwise, whether communicated verbally, in writing or in any other form and whether or not expressly stated to be confidential) disclosed by either party to the other in connection with the negotiation, execution and performance of this Agreement.
Effective Date	means the date of this Agreement
Long Stop Date	has the meaning ascribed to it in Clause 4.3
Milestone Payment Schedule	has the meaning ascribed to it in Clause 3.1
Milestone Payment Period	means the period of thirty-six (36) consecutive months
Purchase Price	means the sum of USD1,400,000.00
Final Payment Confirmation	means a written confirmation issued by the Seller to the Escrow Agent (with a copy to the Purchaser) confirming that the Seller has received the Purchase Price in full in accordance with the Milestone Payment Schedule
Sale Interest	means the Seller’s entire right, title and interest in and to the Escrow Shares and the proceeds arising from the realisation thereof, in which form such entitlement subsists from time to time, including the right to receive delivery of the Escrow Shares or the proceeds of sale thereof, and all ancillary rights, benefits and claims of the Seller under or in connection with the Escrow Agreement

1.2	Heading and subheadings in this Agreement are inserted for convenience of reference only and:

(a)	shall not be taken, read and construed as essential part of this Agreement;

(b)	shall not affect the interpretations and construction of the provisions to which they refer to; and

(c)	shall not limit or extend the language of the provisions to which they refer to.

1.3	Reference herein to Recitals and Clauses are to be construed as reference to recitals and clauses in this Agreement unless otherwise stated. The words “herein”, “hereof”, “hereunder”, “hereto” or “hereafter” and other words of similar import shall refer to this Agreement as a whole and not to any particular provision.

1.4	The word “law” or “laws” means any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule or regulations.

1.5	Unless the context otherwise requires, words (including the words defined herein):-

(a)	denoting the singular number shall include the plural and vice versa; and

(b)	denoting the masculine gender shall include the female and neuter genders and vice versa.

1.6	For the purpose of calculating any period of time stipulated herein, or when act is required to be done within specified period after or from a specified date, the period is inclusive of and time beings to run from the date so specified.

1.7	The Recitals set forth above are incorporated herein by reference and made a part of this Agreement as if fully set forth herein.

1.8	The Schedules and Appendices to this Agreement shall be incorporated into and deemed part of this Agreement and all references to this Agreement shall include the Schedules and Appendixes to this Agreement.

1.9	The documents comprising this Agreement shall be read in the following order of precedence:

(a)	the Clauses of this Agreement;
(b)	the Schedules;
(c)	the Appendices;

and in the event of a conflict the document higher up in order of precedence shall prevails to the extent of such inconsistency.

1.10	No rule of construction shall apply to detrimental of any Party by reason of that Party having control and/or was responsible for the preparation of this Agreement or any part thereof.

1.11	Whenever this Agreement refers to a number of days, such reference shall be to calendar days unless Business Days are specified.

1.12	Reference to “USD” or “United States Dollar” are to the lawful currency of the United States of America and unless otherwise stated herein.

1.13	Save for the definition of the U.S. Law, the word “law” or “laws” mean any present or future law and legislation and any constitution decree, judgment, legislation, order, ordinance, status, treat, directive, by-law, rule or regulation to which this Agreement is governed (but excluding U.S. Law). In relation to U.S. Law, it shall also constitute any present or future law and legislation and any constitution, decree, judgment, legislation, order, ordinance, statues, treaty, directive, by-law, rule or regulations of the United States of America. If the contents requires that U.S. Law be included in the interpretations of “law” or “laws”, such word shall be interpreted to include U.S. Law. Reference to any statues or statutory provisions shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted.

2.	SALE AND PURCHASE

2.1	Subject to the terms of this Agreement, the Seller hereby agrees to sell, assign, and transfer to the Purchaser, and the Purchaser hereby agrees to purchase and accept the assignment and transfer of, the Sale Interest.

2.2	The sale and assignment of the Sale Interest shall be on a without recourse basis. The Purchaser shall assume the entire economic risk and shall be entitled to the entire economic benefit associated with the Sale Interest from the Effective Date in accordance with Clause 6, and the Seller shall have no liability whatsoever to the Purchaser in respect of:

(a)	the value, marketability, or liquidity of the Escrow Shares;

(b)	the timing, manner, or outcome of the realization of the Escrow Shares;

(c)	any shortfall between the Purchase Price and the actual proceeds realized from the Escrow Shares; or

(d)	any act, omission, default, or insolvency of the Escrow Agent.

2.3	The Purchaser acknowledges and agrees that:

(a)	the Purchaser has conducted its own independent due diligence and assessment of the Escrow Shares, the Escrow Agreement, and the Escrow Agent;

(b)	the Purchaser has satisfied itself as to the value, marketability, and realization prospects of the Escrow Shares;

(c)	the Purchaser is not relying on any representation, warranty, or statement of the Seller in respect of the Escrow Shares, the Escrow Agreement, or the Escrow Agent, save as expressly set out in this Agreement;

(d)	the Purchaser accepts and assumes all economic risks associated with the Sale Interest from the Effective Date, including market risk, liquidity risk, realization shortfall risk, counterparty risk, and the risk of partial or total loss; and

(e)	the realization of the Escrow Shares shall be subject to and governed by the terms and conditions of the Escrow Agreement, and the Purchaser shall be bound by such terms and conditions upon Completion.

3.	PURCHASE PRICE AND PAYMENT

3.1	In consideration for the sale and assignment of the Sale Interest, the Purchaser shall pay to the Seller the Purchase Price as stipulated in Section 1 of the Second Schedule and the Purchase Price shall be paid by the Purchaser to the Seller in thirty-six (36) monthly milestone payments as described in Section 2 of the Second Schedule (“Monthly Milestone Payment”) in accordance with the payment schedule as stipulated in Section 3 of the Second Schedule (“Milestone Payment Schedule”), by way of immediately available funds to the Seller’s designated bank account as stipulated in Section 4 of the Second Schedule (“Designated Bank Account”).

3.2	Each milestone payment shall become due and payable on the date specified in the Milestone Payment Schedule. If any payment date falls on a day which is not a Business Day, payment shall be made on the next succeeding Business Day.

3.3	Time shall be of the essence with respect to all payment obligations under this Clause 3.

3.4	The Purchaser hereby irrevocably and unconditionally agrees and undertakes that the obligation to pay each milestone payment in accordance with the Milestone Payment Schedule shall:

(a)	be absolute, irrevocably, and unconditional;

(b)	not be subject to any abatement, reduction, set-off, counterclaim or deduction of any kind arising from or relating to:

(i)	any shortfall in the proceeds realised from the Escrow Shares;

(ii)	any depreciation in the value or marketability of the Escrow Shares;

(iii)	any act, omission, default or insolvency of the Escrow Agent;

(iv)	any dispute between the Purchaser and any third party in connection with the Escrow Shares or the Escrow Agreement;

(v)	any change in applicable law or regulation affecting the Escrow Shares;

(vi)	any other event or circumstance relating to the Escrow Shares, the Escrow Agreement or Escrow Agent; or

(vii)	any delay in the Seller’s procurement of the Escrow Agent’s acknowledgement or the execution of the deed of assignment and consent.

(c)	survive Completion and remain in full force and effect until the Purchase Price has been paid in full.

3.5	The Purchaser acknowledges that the Seller is entering into this Agreement in reliance upon irrevocable and unconditional nature of the Purchaser’s payment obligations under the Clause 3.4 and that the Seller would not have entered into this Agreement but for such irrevocably and unconditional undertaking.

3.6	The occurrence of Completion and the transfer of Sale Interest to the Purchaser shall not discharge, reduce or affect the Purchaser’s obligation to pay the outstanding milestone payments in accordance with the Milestone Payment Schedule. Such obligation shall be irrevocable and unconditional in accordance with Clause 3.4 and shall survive Completion until Purchase Price has been paid in full.

3.7	If the Purchaser fails to make any Milestone Payment within fourteen (14) days of its due date (“Grace Period”), the Seller shall be entitled, without prejudice to any other rights or remedies available to it under this Agreement, at law or in equity, to charge interest on the overdue amount at the rate of eight (8%) per centum per annum calculated on a daily basis from the due date until the date of actual payment.

3.8	All payments under this Agreement shall be made in United States Dollars, free and clear of, and without deduction or withholding for, any taxes, duties, charges, or other levies of any nature, unless the Purchaser is required by law to make such deduction or withholding, in which case the Purchaser shall pay such additional amount as is necessary to ensure that the net amount received by the Seller equals the full amount which would have been received had no such deduction or withholding been required.

4.	CONDITIONS PRECEDENT AND COMPLETION

4.1	The Purchaser’s obligation to make the first (1st) Milestone Payment shall be conditioned upon:

(a)	the Escrow Agent having confirmed in writing that the Escrow Agreement does not prohibit or restrict the assignment or transfer of the Sale Interest to the Purchaser, or, if such restriction exists, the Escrow Agent having provided its written consent to such assignment or transfer;

(b)	the Escrow Agent having agreed in writing (whether in the Deed of Assignment and Consent or otherwise) to hold the Escrow Shares as security and to release them strictly in accordance with Clause 5; and

(c)	the deed of assignment and consent agreement and all other instrument necessary to give effect to the assignment of the Sale Interest having been duly executed by all relevant parties.

4.2	Completion shall take place on the Completion Date.

4.3	Upon Completion:

(a)	the Seller’s entire rights and interest in and to the Sale Interest shall be assigned to the Purchaser, subject to and conditional upon escrow retention under Clause 5;

(b)	the Escrow Shares shall continue to be held by the Escrow Agent as security for the due and punctual payment of the Purchase Price in full, and shall not be released to the Purchaser until the Final Payment Confirmation by the Seller;

(c)	the Purchaser shall be deemed to have assumed all risks associated with the Sale Interest in accordance with Clause 2; and

(d)	the Seller shall be released and discharged from its obligations under the Escrow Agreement, save for its rights in respect of the Escrow Shares as security under the Clause 5.

5.	ESCROW AGENT ACKNOWLEDGMENT AND RETENTION

5.1	The Seller shall, within a reasonable time prior to the Completion Date, serve written notice on the Escrow Agent notifying the Escrow Agent of the assignment of the Sale Interest to the Purchaser and requesting the Escrow Agent (a) acknowledge such assignment; and (b) agree to hold and release the Escrow Shares in accordance to Clause 5.7 to 5.11 (together, the “Escrow Agent’s Confirmation”).

5.2	The Purchaser shall provide all reasonable assistance and cooperation to the Seller in connection with obtaining the Escrow Agent’s acknowledgment and agreement, including the execution of such documents and the provision of such information as the Escrow Agent may reasonably require.

5.3	If the Escrow Agent declines or fails to provide the Escrow Agent’s Confirmation following the initial notice served pursuant to Clause 5.1:

(a)	the Parties shall negotiate in good faith to resolve the matter and too achieve the objective of procuring the Escrow Agent’s Confirmation;

(b)	the Seller shall use its best endeavours to procure the Escrow Agent’s Confirmation within ninety (90) days from the date of Escrow Agent’s initial refusal or failure to respond (“Escrow Cure Period”); and

(c)	the Parties shall cooperate fully during the Escrow Cure Period.

5.4	For the avoidance of doubt, the failure of the Escrow Agent to provide Escrow Agent’s Confirmation shall not constitute an Event of Default by either Party and shall not entitle either Party to terminate this Agreement (save pursuant Clause 4.3). This Agreement shall remain in full force and effect throughout the Escrow Cure Period.

5.5	There Seller shall not be liable to the Purchaser for any loss, damages, or expenses arising from the Escrow Agent’s refusal or failure to provide the Escrow Agent’s Confirmation, provided that the Seller has complied with its obligation under the Clause 5.1 and 5.3.

5.6	The assignment of the Sale Interest shall be in writing and express notice thereof shall be given to the Escrow Agent and shall take effect subject to the escrow retention under Clause 5.7 to 5.11.

5.7	Notwithstanding Completion and the assignment of the Sale Interest to the Purchaser, the Escrow Shares shall continue to be held by the Escrow Agent as security for the due and full payment of the Purchase Price by the Purchaser, and shall not be released, transferred or delivered to the Purchaser except in accordance with this Clause 5.

5.8	The Escrow Agent shall release and deliver the Escrow Shares to the Purchaser (or as the Purchaser may direct) only upon the Escrow Agent’s receipt of the Final Payment Confirmation issued by the Seller confirming that the Purchase Price has been paid in full.

5.9	If this Agreement is terminated by the Seller following an Event of Default by the Purchaser under Clause 12, then upon the Escrow Agent’s receipt of written notice from the Seller of such termination:

(a)	the assignment of the Sale Interest to the Purchaser shall be deemed rescinded with effect from the date of termination, and all right, title, and interest in and to the Sale Interest shall automatically re-vest in and revert to the Seller;

(b)	the Escrow Agent shall release and return the Escrow Shares to the Seller (or as the Seller may direct); and

(c)	the Purchaser shall have no further claim, right, title or interest in or to the Escrow Shares or the Sale Interest, without prejudice to the Seller’s right under Clause 13.

5.10	The Parties shall procure that the release mechanics set out in this Clause 5 are incorporated into and given effect by the Deed of Assignment and Consent, to which the Escrow Agent shall be a party, and the Escrow Agent shall be irrevocably authorised and instructed to act in accordance with this Clause 5.

5.11	Pending release of the Escrow Shares under the Clause 5.8 or return under Clause 5.9 the Escrow Agent shall hold the Escrow Shares as a stakeholder for the Party ultimately entitled to them under this Agreement, and neither Party shall be entitled to procure the release of the Escrow Shares otherwise than in accordance with this Clause 5.

6.	INTERIM PERIOD

6.1	In this Agreement, the “Interim Period” means the period commencing on the Effective Date and ending on the earlier of (a) the release of the Escrow Shares to the Purchaser upon payment of the Purchase Price in full in accordance with Clause 5, and (b) the termination of this Agreement.

6.2	During the Interim Period:

(a)	the Purchaser shall bear all economic risk and shall be entitled to all economic benefit associated with the Sale Interest, including all dividends, distributions and fluctuations in value, from the date specified in Clause 2.2;

(b)	the Escrow Shares shall remain held by the Escrow Agent as security for the due and full payment of the Purchase Price, and shall not be released, transferred or delivered to the Purchaser until the Purchase Price has been paid in full and the Seller has issued the Final Payment Confirmation, in accordance with Clause 5;

(c)	the Seller shall retain no economic or beneficial interest in the Sale Interest, and shall hold its rights in respect of the Escrow Shares solely as security for the payment of the Purchase Price; and

(d)	the Purchaser’s obligation to pay the milestone payments in accordance with the Milestone Payment Schedule shall continue in full force and effect, irrespective of any fluctuation in the value of the Escrow Share or any other economic factor, in accordance with Clause 3.4.

6.3	During the Interim Period, all dividends, distributions or other benefits received by the Escrow Agent as registered holder in respect of the Escrow Shares shall be held by the Escrow Agent together with the Escrow Shares as security for the due and full payment of the Purchase Price, and shall be released to the Purchaser only upon Escrow Agent’s receipt of the Final Payment Confirmation or dealt with in accordance with Clause 5.9 above upon a default by the Purchaser.

6.4	Legal title and possession of the Escrow Shares shall pass to the Purchaser only upon release by the Escrow Agent in accordance with Clause 5, and the Seller shall have no obligation to procure such release except strictly in accordance with Clause 4 and 5.

7.	REPRESENTATIONS AND WARRANTIES

7.1	The Seller represents and warrants to the Purchaser that, as at the date of this Agreement and as at the Completion Date:

(a)	the Seller is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has full power and authority to enter into and perform its obligations under this Agreement;

(b)	the execution and delivery of this Agreement and the performance of the Seller’s obligations hereunder have been duly authorized by all necessary corporate action;

(c)	this Agreement constitutes legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with its terms;

(d)	the Seller is the beneficiary under the Escrow Agreement and is entitled to the Sale Interest;

(e)	the Escrow Agreement is in full force and effect and has not been amended, varied, or waived;

(f)	the Seller has not previously assigned, transferred, charged, encumbered, or otherwise disposed of the Sale Interest or any part thereof to any third party;

(g)	to the best of the Seller’s knowledge, the Escrow Agent continues to hold the Escrow Shares in accordance with the terms of the Escrow Agreement; and

(h)	to the best of the Seller’s knowledge, there are no pending or threatened proceedings, claims, or disputes which may adversely affect the Sale Interest or the Escrow Shares.

7.2	The Purchaser represents and warrants to the Seller that, as at the date of this Agreement and as at the Completion Date:

(a)	the Purchaser has full power, authority, and legal capacity to enter into and perform its obligations under this Agreement;

(b)	the execution and delivery of this Agreement and the performance of the Purchaser’s obligations hereunder have been duly authorized by all necessary corporate action (where applicable);

(c)	this Agreement constitutes legal, valid, and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms;

(d)	the Purchaser has conducted its own due diligence and independent assessment of the Escrow Shares, the Escrow Agreement, and the Escrow Agent, and is not relying on any representation or warranty of the Seller save as expressly set out in this Agreement;

(e)	the Purchaser has the financial capacity and resources to perform all of its payment obligations under this Agreement; and

(f)	the Purchaser has reviewed and understood the terms and conditions of the Escrow Agreement and agrees to be bound by such terms upon becoming the beneficiary thereunder.

8.	COVENANTS

8.1	The Seller covenants with the Purchaser that, from the date of this Agreement until Escrow Shares are released to the Purchaser in accordance with Clause 5 (or this Agreement is terminated) it shall:

(a)	hold its rights in respect of the Sale Interest and Escrow Shares solely as security for the due and full payment of the Purchase Price, and shall not claim, assert or exercise any economic or beneficial interest in the Sale Interest save as expressly provided in this Agreement;

(b)	not assign, transfer, charge, encumber, or otherwise dispose of the Sale Interest or any part thereof to any third party;

(c)	not amend, vary, waive, or release any term of the Escrow Agreement without the prior written consent of the Purchaser;

(d)	not take any action or give any instruction to the Escrow Agent which may prejudice, diminish, or adversely affect the Sale Interest;

(e)	promptly notify the Purchaser of any matter which comes to its attention which may materially affect the Sale Interest, the Escrow Shares, or the Escrow Agreement;

(f)	promptly notify the Purchaser of any communication received from the Escrow Agent in relation to the Escrow Agreement or the Escrow Shares; and

(g)	not direct, instruct or procure the Escrow Agent to pay, release or distribute any distributions, dividends, or other benefit received in respect of the Escrow Shares to any person otherwise than in accordance with Clause 5 and Clause 6.3;

provided that the Seller’s obligations under this Clause 7.1 shall be conditional upon and subsist only for so long as the Purchaser continues to perform its payment obligations under the Milestone Payment Schedule.

8.2	The Purchaser covenants with the Seller that, from Completion, the Purchaser shall:

(a)	comply with all terms and conditions of the Escrow Agreement applicable to the beneficiary thereunder; and

(b)	not take any action which may result in the Seller incurring any liability under the Escrow Agreement.

8.3	From the Completion until the Purchase Price has been paid in full, the Purchaser covenants with the Seller that it shall not, without the prior written consent of the Seller:

(a)	sell, assign, transfer, charge, pledge, encumber, or otherwise dispose of the Sale Interest or any part thereof or any interest therein;

(b)	create or permit to subsist any security interest, lien or third party right over the Sale Interest;

(c)	direct, instruct or procure the Escrow Agent to release, transfer or realise the Escrow Shares; or

(d)	take any action that would prejudice the Seller’s rights under the Clause 13 in the event of an Event of Default.

8.4	Each Party covenants with the other Party that it shall, at any time before or after Completion, execute such further documents and take such further steps as may be reasonably required to give full effect to the transactions contemplated by this Agreement including without limitation the assignment of the Sale Interest, the escrow retention and release of the Escrow Shares under Clause 5 and any re-vesting of the Sale Interest in the Seller under the Clause 13.

9.	INDEMNIFICATION

9.1	The Purchaser shall indemnify and hold harmless the Seller and its directors, officers, employees, consultants, contractors and agents from and against any and all claims, losses, damages, liabilities, costs, and expenses (including legal fees on a solicitor-client basis) arising out of or in connection with:

(a)	the Sale Interest from the Completion Date, including any claim arising from the realization (or non-realization) of the Escrow Shares;

(b)	any breach by the Purchaser of its representations, warranties, or obligations under this Agreement;

(c)	any breach by the Purchaser of the terms and conditions of the Escrow Agreement following Completion; and

(d)	any claim by any third party arising from or in connection with the Purchaser’s exercise (or purported exercise) of any rights under the Escrow Agreement from the Completion Date.

9.2	The Seller shall indemnify and hold harmless the Purchaser from and against any and all claims, losses, damages, liabilities, costs, and expenses (including legal fees on a solicitor-client basis) arising out of or in connection with any breach by the Seller of its representations, warranties, or obligations under this Agreement.

10.	LIMITATION OF LIABILITY

10.1	The aggregate liability of the Seller under this Agreement, whether in contract, tort (including negligence), breach of statutory duty, or otherwise, shall not exceed the Purchase Price actually received by the Seller from the Purchaser as at the date on which the relevant claim arises.

10.2	Neither Party shall be liable to the other for any indirect, consequential, special, or punitive damages, loss of profits, loss of revenue, or loss of business, howsoever arising, whether in contract, tort, or otherwise, in connection with this Agreement.

10.3	No shortfall in the proceeds realized from the Escrow Shares (as against the Purchase Price or any other expected value) shall constitute a loss, damage, or claim for which the Seller is liable under this Agreement or otherwise.

11.	TERMINATION

11.1	Without prejudice to any other rights that the Parties may have under this Agreement or at law, either Party may terminate this Agreement immediately by notice in writing upon occurrence of any of the following event:

(a)	where the other Party is in breach of this Agreement which is incapable of being remedied or where the breach is capable of being remedied and the breaching Party fails to remedy the breach within thirty (30) days of receipt written notice requiring the breach to be remedied. Such breach includes but is not limited to where:

(i)	a Party materially breaches any of its obligations, warranties, representations, undertaking, or an Event of Default as set forth in this Agreement;

(ii)	a Party unreasonably delays the performance of its obligations;

(iii)	a Party’s action or inaction goes against the purpose and objectives of this Agreement.

(b)	where an Event of Default described in Clause 12.1 (in the case of the Purchaser) or Clause 12.2 (in the case of Seller) has occurred in relation to the other Party.

(c)	by mutual agreement of both Parties.

(d)	by either Party, if the conditions precedent under the Clause 4.1 have not been satisfied (or waived) on or before Long Stop Date, in accordance with Clause 4.3.

11.2	In additional, and without prejudice to any other provisions herein and this Agreement shall be terminated immediately without liability to either Party if:

(a)	such termination is necessitated by law or by any order or directive from any lawful, regulatory, governmental or statutory authority having jurisdiction over the matters herein; or

(b)	such aforementioned directive or regulation expressly prohibits either Party from performing its obligations under this Agreement.

12.	EVENT OF DEFAULT

12.1	Without prejudice to the generality of Clause 11, each of the following events shall constitute an event of default (each an “Event of Default”) for the purpose of this Agreement:

(i)	fails to make any milestone payment when due in accordance with the Milestone Payment Schedule and such failure continues for a period of thirty (30) days after the expiry of Grace Period;

(ii)	any representation or warranty given by the Purchaser under this Agreement is or proves to have been untrue, inaccurate, or misleading in any material respect when made or when repeated;

(iii)	commits a material breach of any of its obligations under this Agreement and, if such breach is capable of remedy, fails to remedy the same within thirty (30) days of receipt of written notice from the Seller requiring the breach to be remedied;

(iv)	enters into or resolves to enter into any arrangement, composition or compromise with or assignment for the benefit of its creditor or any class of them;

(v)	a petition is presented or an order is made or an effective resolution is passed for the winding up, judicial management, or dissolution of the Purchaser (other than for the purpose of a bona fide solvent reconstruction or amalgamation);

(vi)	a receiver, receiver and manager, judicial manager, liquidator or similar officer is appointed over all or any substantial part of the assets or undertaking of the Purchaser;

(vii)	is unable to pay its debts as they fall due or is deemed to be so unable under any applicable law;

(viii)	any distress, execution, attachment or other legal process is levied or enforced upon or against any substantial part of the assets of the Purchaser and is not discharged or stayed within thirty (30) days; or

(ix)	any event occurs in relation to the Purchaser in any jurisdiction which is analogous to any of the events described in sub-clause (d) to (h) above.

12.2	Each of the following events shall constitute an Event of Default on the part of the Seller:

(a)	any representation and warranty given by the Seller under this Agreement is or proves to have been untrue, inaccurate, or misleading in any material respect when made or when repeated;

(b)	commits a material breach of any of its obligations under this Agreement and if such breach is capable of remedy, fails to remedy the same within thirty (30) days of receipt of written notice from the Purchaser requiring the breach to be remedied; or

(c)	assigns, transfers, charges, encumbers, or otherwise disposes of the Sale Interest or any part thereof in breach of Clause 8.1(a); or

(d)	any of the events described in Clause 12.1(d) to (i) above occurs in relation to the Seller

13.	CONSEQUENCES OF TERMINATION

13.1	Upon the occurrence of an Event of Default on the part of the Purchaser under Clause 12 and the Seller’s exercise of its right to terminate this Agreement pursuant to Clause 11, the Seller shall be entitled, at it sole and absolute discretion, to elect one of the following remedies by written notice to the Purchaser:

(a)	forfeiture and termination

The Seller may terminate this Agreement, in which event:

(i)	all milestone payments received by the Seller prior to termination shall be forfeited to and retained by the Seller absolutely as liquidate and ascertained damages (“LAD”) and not as a penalty;

(ii)	the Purchaser acknowledges and agrees that the amount so forfeited as LAD represents a genuine pre-estimate of the loss and damage that would be suffered by the Seller as a result of the Purchaser’s default, taking into account the Seller’s loss of bargain, opportunity cost, administrative costs, and diminution in value of the Sale Interest resulting from the delay and uncertainty caused by the Purchaser’s default;

(iii)	the assignment of Sale Interest shall re-vest in and revert to the Seller and the Escrow Agent shall release and return the Escrow Shares to the Seller in accordance with Clause 5.9; and

(iv)	the Purchaser shall, within fourteen (14) days of termination, execute and deliver all documents and take all steps necessary to give effect to the re-vesting, including the re-assignment of the Sale Interest to the Seller and joint notification to the Escrow Agent;

OR

(b)	Specific Performance

The Seller may, in lieu of termination, seek an order for specific performance compelling the Purchaser to perform its obligations under this Agreement, including the payment of all outstanding milestone payment and any other obligations remaining to be performed. In the event the Seller elects to seek specific performance:

(i)	this Agreement shall remain in full force and effect;

(ii)	the Purchaser’s obligation to pay the outstanding milestone payments shall continue to accrue in accordance with the Milestone Payment Schedule;

(iii)	the Seller shall be entitled to charge interest on all overdue amounts at the rate specified in Clause 3.7; and

(iv)	the Seller shall be entitled to recover from the Purchaser all costs and expenses (including legal fees on solicitors client basis) incurred in connection with the enforcement of its rights under this Clause 13.1(b).

13.2	The Seller’s election between the remedies set out in Clause 13.1 shall be made by written notice to the Purchaser specifying the Event of Default relied upon and the remedy elected.

13.3	Upon termination of this Agreement by the Purchaser pursuant to Clause 11.1(a) or (b) (where the Seller is defaulting Party):

(a)	the Seller shall refund to the Purchaser all milestone payment received, without interest, within thirty (30) days of such termination;

(b)	upon and conditional upon such refund being made, the assignment of the Sale Interest (if the Completion has occurred) shall be deemed to be rescinded, and all rights, title and interest in and to the Sale Interest shall revert to and re-vest in the Seller, and the Escrow Agent shall release and return the Escrow Shares to the Seller (or as the Seller may direct) in accordance with Clause 5;

(c)	the Purchaser shall execute and deliver all documents and take all steps reasonably necessary to give effect to such re-vesting; and

(d)	such termination and unwinding shall be without prejudice to the Purchaser’s accrued rights and remedies, including the rights claim damages for any loss suffered by the Purchaser arising from the Seller’s breach or default.

13.4	Upon termination of this Agreement pursuant to Clause 11.1©, the consequences of such termination shall be as agreed by the Parties in writing at the time of such mutual termination.

13.5	Upon termination of this Agreement pursuant to Clause 11.1(d) (failure to satisfy the condition precedent by the Long Stop Date), the consequences set out in Clause 4.3 shall apply.

13.6	Upon termination of this Agreement pursuant to Clause 11.2 (termination necessitated by law or by regulatory, governmental, or statutory directive):

(a)	the Seller shall refund to the Purchaser any milestone payment received prior to such termination, without interest, within thirty (30) days of such termination;

(b)	if the Completion has occurred, the assignment of the Sale Interest shall, upon and conditional upon such refund being made, be deemed rescinded and shall re-vest in the Seller, and the Escrow Agent shall release and return the Escrow Shares to the Seller (or as the Seller may direct) in accordance with Clause 5; and

(c)	neither Party shall have any claim against the other for damages, losses or compensation arising from such termination, save for accrued rights and obligations.

14.	CONFIDENTIALITY

14.1	The Receiving Party undertakes to the Disclosing Party that it shall treat as confidential all Confidential Information of the Disclosing Party and shall not (without the prior written consent of the Disclosing Party) disclose any Confidential Information to any person, except:

(a)	to the Receiving Party’s directors, officers, employees, professional advisers, and auditors who have a need to know and who are bound by obligations of confidentiality no less onerous than those contained in this Clause 14;

(b)	to the Escrow Agent, to the extent necessary for the purpose of obtaining the Escrow Agent’s acknowledgment pursuant to Clause 5;

(c)	as may be required by law, regulation, or the rules of any stock exchange or regulatory authority to which the Receiving Party is subject; or

(d)	as may be required in connection with any legal proceedings arising out of or in connection with this Agreement.

14.2	The Receiving Party shall:

(a)	use the Confidential Information solely for the purposes of this Agreement and the transactions contemplated herein;

(b)	not use or exploit the Confidential Information for any other purpose whatsoever; and

(c)	take all reasonable measures to protect the confidentiality of the Confidential Information, applying no less a degree of care than that which it applies to its own confidential information of a similar nature.

14.3	The Receiving Party shall be responsible for any breach of this Clause 14 by its directors, officers, employees, professional advisers, and auditors to whom Confidential Information has been disclosed pursuant to Clause 14.1(a).

14.4	The obligations under this Clause 14 shall survive the termination or expiry of this Agreement for a period of two (2) years from the date of such termination or expiry.

15.	NOTICES

15.1	Any notice, demand, or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given or served if:

(a)	delivered by hand (including by courier), on the date of delivery;

(b)	sent international courier, five (5) Business Days after the date of posting;

(c)	sent by electronic mail, on the date of transmission provided that a confirmation of receipt is obtained from the recipient,

to the respective addresses of the Parties as specified in Section 2 and Section 3 of the First Schedule or to such other address as the relevant Party may from time to time notify to the other Party in writing.

15.2	A notice sent by registered post which is returned unclaimed shall nevertheless be deemed to have been duly served.

16.	GENERAL

16.1	Entire Agreement. This Agreement (together with the Schedules hereto) constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, warranties, undertakings, and agreements, whether written or oral, between the Parties relating to the subject matter of this Agreement.

16.2	Amendment. No amendment, variation, or modification of this Agreement shall be valid or binding unless made in writing and signed by both Parties.

16.3	Waiver. No failure or delay by any Party in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power, or privilege.

16.4	Severability. If any provision of this Agreement is or becomes invalid, illegal, or unenforceable in any respect under any law, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

16.5	Assignment. The Purchaser shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Seller.

16.6	Costs and Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, preparation, execution, and performance of this Agreement.

16.7	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

16.8	Governing Law and Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of Malaysia and the Parties hereby submit to jurisdiction of the laws of Malaysia. Any dispute, controversy or claim arising out of or in relation to this Agreement, including any breach of any terms of this Agreement shall be resolved, insofar as it is possible by mutual consultation between the Parties. If no settlement is capable to be reached by the Parties, the dispute shall be resolved by the court of Malaysia.

17.	FORCE MAJEURE

17.1	Neither Party shall be liable to the other for any failure to perform or delay in performing any of its obligations under this Agreement (other than an obligation to pay money) to the extent that such failure or delay is caused by a Force Majeure, provided that:

(a)	the affected Party gives written notice to the other Party as soon as reasonably practicable after becoming aware of the Force Majeure, specifying the nature of the Force Majure Event, its expected duration and the obligations affected thereby;

(b)	the affected Party uses all reasonable endeavours to mitigate the effects of the Force Majeure Event and to resume performance of its obligations as soon as reasonably practicable; and

(c)	the affected Party provides regular updates to the other Party on the status of the Force Majeure Event and its efforts to resume performance.

17.2	For the avoidance of doubt, the Purchaser’s obligation to pay the milestone payments in accordance with the Milestone Payment Schedule and Clause 3.4 shall not be affected, suspended, deferred or excused by reason of any Force Majeure Event. The exclusion of payment obligation from the scope of this Clause 17 is absolute and unconditional.

17.3	For the purpose of this Agreement, “Force Majeure Event” means any act, event or circumstance beyond the reasonable control of the affected Party including but not limited to acts of God, acts of government or other authorities, fires, lockouts riots, wars, pandemics, epidemics, inclement, weather, earthquakes and other natural disaster but shall not include any lack of funds, financial difficulty, insolvency, inability to pay, any change in market conditions, commodity prices, exchange rate, interest rates, any depreciation in the value or marketability, any event or circumstance which was reasonably foreseeable at the date of this Agreement or any event or circumstance which could have been avoided or overcome by the exercise of reasonable diligence by the affected Party.

17.4	If the performance by any Party of any of its obligations under this Agreement is affected by an event of Force Majeure for a continuous period in excess of thirty (30) days, the Parties hereto shall enter into bona fide discussion with a view to alleviating the effect or to agreeing upon such alternative arrangement or workaround as may be fair and reasonable and/or either Party shall have the right to terminate the Agreement with immediate effect by notice to the other Party.

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IN WITHNESS WHEREOF the Parties hereby agrees to the terms and conditions set forth in this Agreement including Schedule and Appendix hereof and have hereunto set their hands and/or electronic signatures in accordance with the respective local digital signature regulations on the day and year herein before mentioned.

Signed for and on behalf of
TREASURE GLOBAL INC
[Registration No.: 7908921]
by its legal representative
in the presence of:-
/s/ Teo Chong Chan
/s/ Vincent Tan	Name: TEO CHONG CHAN
Witness Name: Vincent Tan	Designation: Acting CEO

Signed for and on behalf of
HUNG DAT GROUP TRADE LIMITED
(Company Registration No. 2307409)
by its director
in the presence of:-

/s/ WU YIN FAI
Witness Name:	Director Name: WU YIN FAI

Signed by
Escrow Agent

in the presence of:-

/s/ Chua Tze Ping
Witness Name:	Name: Chua Tze Ping
NRIC No.: 841029-01-6329

FIRST SCHEDULE

(which is to be taken read and construed as an integral part of this Agreement)

Section	Description	Particulars
1	Effective Date	20 AUGUST 2026
2	Seller	Company Name	:	TREASURE GLOBAL INC
		Company Registration No.	:	7908921
		Business Address	:	276 5TH Avenue Suite 704, #739 New York, NY 10001
		Contact No.	:
		Email Address	:	sam.teo@treasureglobal.org
		Authorized Representative	:	Sam Teo

		Company Name	:	HUNG DAT GROUP TRADE LIMITED
3	Purchaser	Company Registration No.	:	[*******]
		Business Address	:	F2, 2/F, 205 Tsing Chuen Wai Road, Tuen Mun, Hong Kong
		Contact No.	:
		Email Address	:

4	Escrow Agent	Name	:	Chua Tze Ping
		NRIC No.	:	[*******]
		Address	:	No. 17 Jalan BK 5/10A, Bandar Kinrara, 47180 Puchong, Selangor
		Contact No.	:
		Email Address	:

5	Date of Escrow Agreement	27 March 2026

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SECOND SCHEDULE

(which is to be taken rad and construed as an integral part of this Agreement)

Section	Description	Particulars
1	Purchase Price	United States Dollar One Million Four Hundred Thousand (USD1,400,000.00) only
2	Monthly Milestone Payment

Month 1 - 35

United States Dollar Thirty Eight Thousand Eight Hundred Eighty Eight (USD38,888.00) only

Month 36 (final milestone payment)

United States Dollar Thirty Eight Thousand Nine Hundred Twenty (USD38,920.00) only

3	Milestone Payment Schedule	1st day of each calendar month commencing from 01 September 2026

4	Designated Bank Account	Name of Bank	:	East West Bank
		Account No.	:	[*******]
		Bank Routing No.	:	[*******]
		Swift Code	:	[*******]
		Address	:	9300 Flair Drive, 4th Fl. El Monte, CA 91731

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